Exhibit 99.1

MODEL N ANNOUNCES THIRD QUARTER FISCAL YEAR 2022 FINANCIAL RESULTS

Total Revenue Grew 10% Year-over-Year
Adjusted EBITDA Grew 36% Year-over-Year

SAN MATEO, Calif. – August 9, 2022 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the third quarter of fiscal year 2022 ended June 30, 2022.

“We continued our strong momentum in Q3, posting another quarter of very strong bookings and exceeded all guidance metrics. During the quarter, we closed three large SaaS transitions and continued to see strong contribution from subscription bookings across our portfolio. We eclipsed the $100 million SaaS ARR milestone during the quarter and our SaaS ARR growth accelerated to 24% year-over-year,” said Jason Blessing, president and chief executive officer of Model N. “2022 is truly a pivotal year for Model N as we are successfully transitioning our customers to our SaaS platform. Looking ahead, we remain laser focused on driving profitable growth and completing Model N’s transformation to a cloud company.”

Recent Highlights

•The spring 2022 product release for the Model N Revenue Cloud brings new channel efficiencies for the High-Tech vertical and enhanced automation and compliance for the Life Sciences vertical. This latest semi-annual update to the company’s flagship product includes a new payment management solution for high tech companies, as well as improvements to its Global Price Management mobile application for pharmaceutical and medtech companies.

Third Quarter 2022 Financial Highlights
•Revenues: Total revenues were $56.2 million, an increase of 10% from the third quarter of fiscal year 2021. Subscription revenues were $40.6 million, an increase of 10% from the third quarter of fiscal year 2021.

•Gross Profit: Gross profit was $31.4 million, an increase of 14% from the third quarter of fiscal year 2021. Gross margin was 56% compared to 54% for the third quarter of fiscal year 2021. Non-GAAP gross profit was $34.6 million, an increase of 13% from the third quarter of fiscal year 2021. Non-GAAP gross margin was 62% compared to 60% for the third quarter of fiscal year 2021. Subscription gross margin was 63% for the third quarter of fiscal year 2022 and 2021. Non-GAAP subscription gross margin was 68% for the third quarter of fiscal year 2022 and 2021.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $2.1 million compared to loss from operations of $3.9 million for the third quarter of fiscal year 2021. Non-GAAP income from operations was $9.8 million, an increase of 37% from the third quarter of fiscal year 2021.

•GAAP Net Loss: GAAP net loss was $6.2 million compared to a net loss of $7.8 million for the third quarter of fiscal year 2021. GAAP basic and diluted net loss per share attributable to common stockholders was $0.17 based upon weighted average shares outstanding of 36.9 million compared to net loss per share of $0.22 for the third quarter of fiscal year 2021 based upon weighted average shares outstanding of 35.7 million.

•Non-GAAP Net Income: Non-GAAP net income was $8.5 million, an increase of 48% from the third quarter of fiscal year 2021. Non-GAAP net income per diluted share was $0.23 based upon diluted weighted average shares outstanding of 37.1 million compared to non-GAAP net income per diluted share of $0.16 for the third quarter of fiscal year 2021 based upon diluted weighted average shares outstanding of 36.8 million.

•Adjusted EBITDA: Adjusted EBITDA was $10.0 million, an increase of 36% from the third quarter of fiscal year 2021. Adjusted EBITDA margin was 18% compared to 14% for the third quarter of fiscal year 2021.

•SaaS ARR and SaaS Net Dollar Retention: SaaS ARR hit $101.1 million, as growth accelerated to 24% year-over-year. Trailing 12-month SaaS net dollar retention increased to 123% from 116% in the prior quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of August 9, 2022, we are providing guidance for the fourth quarter fiscal year 2022 and issuing guidance for the full fiscal year ending September 30, 2022.

(in $ millions, except per share)	Fourth Quarter Fiscal 2022	Full Year Fiscal 2022
Total revenues	56.0 - 56.5	217.0 - 217.5
Subscription revenues	41.5 - 42.0	158.4 - 158.9
Non-GAAP income from operations	7.7 - 8.2	30.9 - 31.4
Non-GAAP net income per share	0.18 - 0.20	0.70 - 0.72
Adjusted EBITDA	8.0 - 8.5	31.9 - 32.4

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter fiscal year 2022 ended June 30, 2022. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on August 23, 2022, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13725726.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal 2022 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; (xiii) adverse impacts on our business and financial condition due to COVID-19 or the war in Ukraine; and (xiv) the possibility that the expected benefits related to our acquisition may not materialize as expected and our ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2021, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses and amortization of intangible assets as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income from operations excludes stock-based compensation expense, amortization of intangible assets and acquisition-related expense. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense and amortization of debt discount and issuance costs. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, interest expense, net, other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

SaaS ARR is defined as the annualized value of our SaaS revenue, which is derived by taking the SaaS portion of our recurring subscription revenue for the quarter, dividing it by the number of days in the quarter, and multiplying it by 365 to get an annualized number. SaaS Net Dollar Retention uses the same SaaS ARR calculations to measure the percentage change in SaaS ARR from customers that are in both the current period and the year-ago period. SaaS ARR that has been added from new customers that were not in the year-ago calculation is excluded from the SaaS Net Dollar Retention calculation. SaaS ARR and SaaS Net Dollar Retention should be viewed independently of revenue, deferred revenue, and remaining performance obligations, and are not intended to be a substitute for, or combined with, any of these items.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

# # #

Investor Relations Contact:

Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:

Judith Rich
Model N, Inc.
516-884-6879
jrich@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of June 30, 2022	As of September 30, 2021
Assets
Current assets
Cash and cash equivalents	$184,486	$165,467
Funds held for customers	174	316
Accounts receivable, net	38,485	43,185
Prepaid expenses	4,804	4,920
Other current assets	8,500	8,442
Total current assets	236,449	222,330
Property and equipment, net	1,584	1,907
Operating lease right-of-use assets	16,689	20,565
Goodwill	65,665	65,665
Intangible assets, net	39,370	45,394
Other assets	9,942	7,929
Total assets	$369,699	$363,790
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,278	$4,802
Customer funds payable	174	316
Accrued employee compensation	20,379	24,662
Accrued liabilities	5,072	4,719
Operating lease liabilities, current portion	4,585	4,529
Deferred revenue, current portion	54,060	57,431
Total current liabilities	87,548	96,459
Long-term liabilities
Long term debt	132,512	124,301
Operating lease liabilities, less current portion	13,454	17,229
Other long-term liabilities	3,112	2,283
Total long-term liabilities	149,078	143,813
Total liabilities	236,626	240,272
Stockholders’ equity
Common stock	6	5
Additional paid-in capital	411,557	380,528
Accumulated other comprehensive loss	(2,157)	(1,205)
Accumulated deficit	(276,333)	(255,810)
Total stockholders’ equity	133,073	123,518
Total liabilities and stockholders’ equity	$369,699	$363,790

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues
Subscription	$40,554	$36,908	$116,885	$104,284
Professional services	15,618	14,130	44,109	37,680
Total revenues	56,172	51,038	160,994	141,964
Cost of revenues
Subscription	14,869	13,799	43,249	36,525
Professional services	9,938	9,651	28,260	27,418
Total cost of revenues	24,807	23,450	71,509	63,943
Gross profit	31,365	27,588	89,485	78,021
Operating expenses
Research and development	11,797	11,674	35,035	32,866
Sales and marketing	11,795	11,146	34,873	32,111
General and administrative	9,857	8,653	27,618	25,052
Total operating expenses	33,449	31,473	97,526	90,029
Loss from operations	(2,084)	(3,885)	(8,041)	(12,008)
Interest expense, net	3,794	3,631	11,420	10,645
Other expenses (income), net	(271)	(39)	(283)	175
Loss before income taxes	(5,607)	(7,477)	(19,178)	(22,828)
Provision for income taxes	611	352	1,345	840
Net loss	$(6,218)	$(7,829)	$(20,523)	$(23,668)
Net loss per share:
Basic and diluted	$(0.17)	$(0.22)	$(0.56)	$(0.67)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	36,935	35,679	36,591	35,305

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(20,523)	$(23,668)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,725	5,740
Stock-based compensation	25,186	21,850
Amortization of debt discount and issuance costs	8,211	7,286
Deferred income taxes	414	84
Amortization of capitalized contract acquisition costs	3,152	2,223
Other non-cash charges	(515)	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	4,908	(2,382)
Prepaid expenses and other assets	(1,611)	(2,470)
Accounts payable	(1,516)	1,849
Accrued employee compensation	(794)	745
Other current and long-term liabilities	(3,020)	(3,095)
Deferred revenue	(3,284)	1,528
Net cash provided by operating activities	17,333	9,690
Cash Flows from Investing Activities
Purchases of property and equipment	(486)	(842)
Acquisition of business	—	(57,849)
Net cash used in investing activities	(486)	(58,691)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	2,507	2,306
Net changes in customer funds payable	(142)	6,908
Net cash provided by financing activities	2,365	9,214
Effect of exchange rate changes on cash and cash equivalents	(335)	(30)
Net increase (decrease) in cash and cash equivalents	18,877	(39,817)
Cash and cash equivalents
Beginning of period	165,783	200,491
End of period	$184,660	$160,674

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(6,218)	$(7,829)	$(20,523)	$(23,668)
Reversal of non-GAAP items
Stock-based compensation expense	9,878	8,940	25,186	21,850
Depreciation and amortization	2,246	2,217	6,725	5,740
Acquisition-related expense	—	100	—	2,509
Interest expense, net	3,794	3,631	11,420	10,645
Other expenses (income), net	(271)	(39)	(283)	175
Provision for income taxes	611	352	1,345	840
Adjusted EBITDA	$10,040	$7,372	$23,870	$18,091

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$31,365	$27,588	$89,485	$78,021
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,574	2,435	5,989	5,460
Amortization of intangible assets (b)	709	709	2,127	1,700
Non-GAAP gross profit	$34,648	$30,732	$97,601	$85,181
Percentage of revenue	61.7%	60.2%	60.6%	60.0%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$25,685	$23,109	$73,636	$67,759
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,380	1175	3,303	2,544
Amortization of intangible assets (b)	709	709	2,127	1,700
Non-GAAP subscription gross profit	$27,774	$24,993	$79,066	$72,003
Percentage of subscription revenue	68.5%	67.7%	67.6%	69.0%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$5,680	$4,479	$15,849	$10,262
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,194	1,260	$2,686	$2,916
Non-GAAP professional services gross profit	$6,874	$5,739	$18,535	$13,178
Percentage of professional services revenue	44.0%	40.6%	42.0%	35.0%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(2,084)	$(3,885)	$(8,041)	$(12,008)
Reversal of non-GAAP expenses
Stock-based compensation (a)	9,878	8,940	25,186	21,850
Amortization of intangible assets (b)	2,008	2,008	6,024	5,188
Acquisition-related expense (c)	—	100	—	2,509
Non-GAAP operating income	$9,802	$7,163	$23,169	$17,539

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(6,218)	$(7,829)	$(20,523)	$(23,668)
Reversal of non-GAAP expenses
Stock-based compensation (a)	9,878	8,940	25,186	21,850
Amortization of intangible assets (b)	2,008	2,008	6,024	5,188
Acquisition-related expense (c)	—	100	—	2,509
Amortization of debt discount and issuance costs (d)	2,819	2,502	8,211	7,286
Non-GAAP net income	$8,487	$5,721	$18,898	$13,165

Denominator
Reconciliation between GAAP net loss and non-GAAP net income per share
Shares used in computing GAAP net loss per share:
Basic	36,935	35,679	36,591	35,305
Diluted	36,935	35,679	36,591	35,305
Shares used in computing non-GAAP net income per share
Basic	36,935	35,679	36,591	35,305
Diluted	37,107	36,800	36,831	36,562
GAAP net loss per share
Basic and diluted	$(0.17)	$(0.22)	$(0.56)	$(0.67)
Non-GAAP net income per share
Basic	$0.23	$0.16	$0.52	$0.37
Diluted	$0.23	$0.16	$0.51	$0.36

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$709	$2,127	$1,700
Total amortization of intangibles assets in cost of revenue (b)	709	709	2,127	1,700
Operating expenses
Sales and marketing	1,299	1,299	3,897	3,488
Total amortization of intangibles assets in operating expense (b)	1,299	1,299	3,897	3,488
Total amortization of intangibles assets (b)	$2,008	$2,008	$6,024	$5,188

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,380	$1,175	$3,303	$2,544
Professional services	1,194	1,260	2,686	2,916
Total stock-based compensation in cost of revenue (a)	2,574	2,435	5,989	5,460
Operating expenses
Research and development	1,826	1,776	4,616	4,520
Sales and marketing	2,223	2,091	5,669	5,611
General and administrative	3,255	2,638	8,912	6,259
Total stock-based compensation in operating expense (a)	7,304	6,505	19,197	16,390
Total stock-based compensation (a)	$9,878	$8,940	$25,186	$21,850

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.